                                                                     Exhibit 1.1

                                 $600,000,000

                             EDISON MISSION ENERGY

              $600,000,000 9.875% Senior Notes Due April 15, 2011


                               PURCHASE AGREEMENT
                               ------------------

                                                                   April 2, 2001

Credit Suisse First Boston Corporation,
Westdeutsche Landesbank Girozentrale (Dusseldorf),
   c/o Credit Suisse First Boston
   Eleven Madison Avenue
   New York, New York 10010-3629

Ladies and Gentlemen:

          Edison Mission Energy, a California corporation (the "Company"),
                                                                -------
proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation ("CSFBC") and Westdeutsche Landesbank
                                            -----
Girozentrale (Dusseldorf), the initial purchasers (the several "Purchasers")
                                                                ----------
$600,000,000 principal amount of its 9.875% Senior Notes Due April 15, 2011 (the "Notes") to be issued under an Indenture to be dated as of April 5, 2001 (the
------
"Indenture"), by and between the Company and United States Trust Company of New
----------
York, as trustee (the "Trustee").
                       -------

          The Company hereby agrees with the several Purchasers as follows:

          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

          (a) The Company has prepared a preliminary offering circular dated March 22, 2001 (as it may be amended or supplemented, the "Preliminary
                                                                -----------
     Offering Circular") and a final offering circular dated April 2, 2001
     -------- --------
     (as it may be amended or supplemented, the "Offering Circular") relating
                                                 -----------------
     to the Notes. For purposes of this Agreement, the Preliminary Offering Circular and the Offering Circular shall include any documents or portions thereof incorporated by reference therein as set forth under the caption "Incorporation of Documents by

     Reference" therein. Copies of the Preliminary Offering Circular and the Offering Circular have been delivered by the Company to the Purchasers. The Preliminary Offering Circular was on the date thereof accurate in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Offering Circular is as of its date (and any amendment or supplement thereto will be as of its date) accurate in all material respects and does not (and, as of the Closing Date (as defined below), will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Circular or the Offering Circular in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for inclusion therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof. Except as disclosed in the
             ------------
     Offering Circular, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "Commission"), and all subsequent reports (collectively,
                      ----------
     the "Exchange Act Reports") which have been filed by the Company with the
          --------------------
     Commission or sent to its shareholders pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), do not include any untrue
                                   ------------
     statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, is duly qualified to do business as a foreign corporation, and is a corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under the Financing Documents, as hereinafter defined, (a "Material Adverse Effect"). Each subsidiary of the Company has been duly
     ------------------------
     organized and is validly existing as a corporation, general partnership, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business as a foreign corporation, general partnership, limited partnership, limited liability company or other entity, as the case may be, and is a corporation, general partnership, limited partnership, limited liability company or other entity, as the case may be, in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company and each subsidiary of the Company have all necessary power and authority (corporate and other) to own or lease their respective properties and to conduct the respective businesses in which they are engaged as described in the Offering Circular. One hundred percent of the outstanding shares of capital stock of the Company are owned by The Mission Group, a California corporation. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear from liens, encumbrances and defects except as pledged to lenders in connection with financings involving the Company's subsidiaries as permitted under the terms of the Notes as described in the Offering Circular.

          (c) The Company has all power and authority necessary to execute and deliver this Agreement, the Notes, the Indenture, the Exchange Notes referred to in the Offering Circular (the "Exchange Notes") and the
                                                --------------
     Registration Rights Agreement referred to in the Offering Circular
     (the "Registration Rights Agreement" and, together with this Agreement,
           -----------------------------
     the Notes, the Exchange Notes and the Indenture, the "Financing
                                                           ---------
     Documents") and to perform its
     ---------
     obligations hereunder and thereunder. The execution, delivery and performance by the Company of the Financing Documents and its compliance with the provisions hereof and thereof will not breach or (except as contemplated by the Financing Documents) result in the creation or imposition of any lien, charge or encumbrance upon any material asset of the Company or any subsidiary thereof (a "Material Asset") pursuant to the
                                               --------------
     terms of, or constitute a breach of, or default under, the corporate charter or by-laws of the Company or similar organizational documents of any subsidiary thereof or any agreement, indenture or other instrument to which the Company or any subsidiary thereof is a party or by which the Company or any subsidiary thereof is bound (in each case which is material to the Company or any subsidiary thereof) or to which any Material Asset is subject, or any law, order, rule, regulation, judgment or decree of any court or governmental agency having jurisdiction over the Company or any subsidiary thereof or any Material Asset of the Company or any subsidiary thereof; and, except as completed on or prior to the Closing Date or as required by applicable state securities laws, no consent, authorization or order of, or filing or registration by the Company with, any court, governmental agency or body or third party is required in connection with the issuance and sale of the Notes by the Company or the execution, delivery and performance by the Company of the Financing Documents, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

          (d) Neither the Company nor any subsidiary thereof is in violation of its corporate charter, by-laws or other organizational documents.
     Except as
     described in or contemplated by the Offering Circular, none of the Company or any of its subsidiaries (i) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance and observance of any material term, representation, covenant or condition contained in any material lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any Material Asset may be bound or affected, which default would have a Material Adverse Effect, or
     (ii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation would have a Material Adverse Effect.

          (e) Except as described in or contemplated by the Offering Circular, each of the Company and its subsidiaries (i) has properly obtained each consent, license, approval, registration, permit, certification, determination or other authorization (each a "Governmental
                                                                  ------------
     Approval") necessary to the ownership of its property or to the conduct
     --------
     of its business as described in the Offering Circular, and (ii) is in compliance with all terms and conditions of each such Governmental Approval and has not received any notice of any proceedings relating to the revocation or modification thereof except (x) in either case where the failure to do so would not have a Material Adverse Effect and (y) such as may be required for operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course.

          (f) Except as described in or contemplated by the Offering Circular, each of the Company and its subsidiaries holds, as applicable, good, legal and valid title to, or valid and enforceable leasehold or contractual interests in, all items of real and personal property and all other properties and assets owned by them which are material to the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and claims which would materially interfere with the conduct of the business of the Company and its subsidiaries, taken as a whole, as described in the Offering Circular. The Company and its subsidiaries are presently conducting their respective businesses as described in the Offering Circular and in compliance with all applicable rules, regulations and laws, except where such failure would not result in a Material Adverse Effect. Each of the Company and its subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and which is consistent with what is customarily carried by similar companies engaged in similar businesses. Each of such insurance policies is valid and in full force and effect.

          (g) Arthur Andersen LLP, whose report is incorporated by reference into the Offering Circular, is and was, during the period covered by its report, independent with respect to the Company and its subsidiaries within the meaning of the Exchange Act.

          (h) The Indenture and the Registration Rights Agreement have been validly authorized by the Company and, when executed by the proper officers of the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms,
     (x) except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law and (y) subject to the unenforceability in certain circumstances under law or court decisions of provisions for indemnification or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; the Notes and the Exchange Notes (as defined in the Registration Rights Agreement) have been validly authorized by the Company, and, in the case of the Notes, upon payment therefor on the Closing Date as provided herein, or, in the case of the Exchange Notes, upon their issuance pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will be validly issued and outstanding, and will constitute obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law; the summary descriptions contained in the Offering Circular of the Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement conform in all material respects to these documents.

          (i) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (x) except as the enforceability thereof may be limited by
     (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law and (y) subject to the unenforceability in certain circumstances under law or court decisions of provisions for indemnification or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

          (j) Except as described in the Offering Circular, there is no litigation, proceeding or investigation pending before or by any court or governmental agency or any arbitrator or otherwise or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or to which any of their

     Material Assets is subject, including, without limitation, any audit by the Internal Revenue Service, which, if an adverse decision were reached, would be reasonably likely to have a Material Adverse Effect.

          (k) The consolidated financial statements (including the related notes) of the Company included in the Offering Circular comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") and present fairly in all material respects the financial
     ---------------
     condition, results of operations and changes in financial position of the Company, at the dates and for the periods indicated, and, except as otherwise described in the Offering Circular, have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved; the capitalization of the Company, as set forth in the column labeled "Actual" under the caption "Capitalization" in the Offering Circular, is accurately described as of the date presented therein.

          (l) Except as disclosed in the Offering Circular, since the date of the latest audited financial statements included in the Offering Circular or incorporated by reference therein, there has been no Material Adverse Effect, nor, to the Company's knowledge, any development or event involving a prospective Material Adverse Effect. Except as disclosed in or contemplated by the Offering Circular and except for the dividend in the amount of $32.5 million paid on EME's common stock on February 28, 2001, since the date of such financial statements there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity capital.

          (m) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) nor (assuming the accuracy of the representations of the Purchasers set forth herein) any person acting on the Company's behalf has made offers or sales of securities under circumstances that would require the registration of the Notes under the Securities Act.

          (n) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is it a closed-
                                   ----------------------
     end investment company required to be registered, but not registered, thereunder; and the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Circular under the caption "Use of Proceeds," the Company will not be an "investment company" as defined in the Investment Company Act.

          (o) No securities of the same class (within the meaning of Rule 14 4A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

           (p) Assuming (i) the accuracy of the representations and warranties of the Purchasers set forth herein, (ii) the compliance by the Purchasers with their agreements herein and (iii) the Notes are offered and sold in the manner contemplated by the Offering Circular, the offer and sale of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").
                   -------------------

           (q) Neither the Company nor any of its affiliates, nor (assuming the accuracy of the representations and warranties of the Purchasers set forth herein) any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act ("Regulation S")) the Notes or any security of the
                                ------------
     same class or series as the Notes or (ii) has offered or will offer or sell the Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and (assuming the accuracy of the representations and warranties of the Purchasers set forth herein) any person acting on its or their behalf have complied and will comply with the offering restriction requirements of Regulation S in connection with the offering of Notes outside the United States. The Company has not entered and will not enter into any contractual relationship with respect to the distribution of the Notes except for this Agreement.

           (r) The proceeds to the Company from the offering of the Notes will not be used in a manner which would violate Regulations T, U or X of the Federal Reserve Board.

           (s) Neither the Company nor any of its subsidiaries is or will, solely as a result of their participation in the transactions contemplated by the Operative Documents or their ownership, use or operation of the projects described in the Offering Circular under the heading "Our Operating Projects," be subject to (i) regulation under the Public Utility Holding Company Act of 1935, as amended ("PUHCA") as a "public utility company," a "holding company," or a "subsidiary" or an "affiliate" of a holding company, except that each of the Company and its subsidiaries is a "subsidiary" and an "affiliate" under PUHCA of Edison International, a California corporation, which is a "holding company" that is exempt from all regulation under PUHCA (except Section 9(a)(2) thereof) pursuant to
     Section 3(a) thereof, or (ii) regulation under the Federal Power Act ("FPA"), except (A) for such rules or regulations applicable to "exempt wholesale generators" ("EWGs") under Section 32 of PUHCA and "qualifying facilities" ("QFs") under the Public Utility Regulatory Policies Act of 1978 ("PURPA") and

     (B) each of the EWG and power marketer subsidiaries of the Company is a "public utility," as such term is defined under the FPA, but each such subsidiary has been granted authority under Section 205 of the FPA to sell electric energy, capacity and ancillary services; or (iii) state laws and regulations in respect of the rates or the financial or organizational regulation of utilities except that certain subsidiaries of the Company are subject to state laws applicable to entities that make retail sales of electric energy and other energy-related services ("Retail Service Providers"), EWGs, "foreign utility companies" under Section 33 of PUHCA, or QFs, and to the extent that any subsidiary of the Company is a Retail Service Provider, that subsidiary has been granted all requisite authority under applicable state laws and regulations to make sales of electric energy and other energy-related services as a Retail Service Provider. In addition, none of the Purchasers will, solely as a result of purchasing and/or reselling the Notes pursuant to this Agreement, be a "public utility company," an "electric utility company," a "gas utility company," a "holding company," a "subsidiary" or an "affiliate" under PUHCA, or otherwise subject to regulation under PUHCA, the FPA, PURPA, or rate, financial or organizational regulation under any state law or regulation.

           (t) (i) All tax returns, declarations of estimated tax and tax reports (collectively, the "Tax Returns") required to be filed on or before
                                 -----------
     (after consideration of any allowable extensions of time to file) the Closing Date with respect to all federal, state or local income, gross receipts, severance, property, productions, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties (collectively, the "Taxes") by the
                                                                -----
     Company have been duly filed, (ii) all Taxes due on the Tax Returns referred to in clause (i) that are required to be paid or withheld by the Company (the "Company Taxes") have been paid or withheld in full, (iii) all
                   -------------
     deficiencies asserted or assessments made against the Company with respect to Tax Returns as a result of an examination of such Tax Returns referred to in clause (i) have been paid in full, (iv) no issues that have been raised with respect to Company Taxes by the relevant taxing authority in connection with an examination of Tax Returns are currently pending and (v) no waivers of statutes of limitations have been given or requested by or with respect to any Company Taxes, except in each case for any Company Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with U.S. generally accepted accounting principles have been set aside on the Company's books.

           (u) Except as disclosed in the Offering Circular, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property
                     ------------------
     contaminated with any substance that is subject to any

     Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company has no knowledge of any pending investigation which might lead to such a claim.

           (v) The Company and its subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights")
                                                 ----------------------------
     necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

           (w)   The Company is subject to Section 13 or 15(d) of the Exchange
     Act.

           (x) During the consecutive twelve-month period prior to each date as of which the following representations are made or deemed made, (i) no steps have been taken to terminate any "pension plan", as defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with any successor statute of similar import and together with the regulations thereunder ("ERISA"), to which the Company, any
                                       -----
     subsidiary thereof or any member of a controlled group of corporations treated as a single employer together with the Company or any subsidiary thereof under Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001 of ERISA (the "Controlled
                            ----                                  ----------
     Group") sponsors, contributed to or under which any such entity may incur
     -----
     any liability (each a "Pension Plan"), (ii) no contribution failure has
                            ------------
     occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412 of the Code and (iii) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Company, any subsidiary thereof or any member of the Controlled Group of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty and none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a material liability to the Company, any subsidiary thereof or any member of the Controlled Group: (w) any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of Pension Benefit Guaranty Corporation Reg. Section 2615; (x) a complete or partial withdrawal from any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (the "Multiemployer Plan"), by the Company, any subsidiary thereof
                    ------------------
     or any member of the Controlled Group; (y) any liability of the Company, any subsidiary thereof or any member of the Controlled Group under ERISA if the Company, any subsidiary thereof or any member of the Controlled Group under ERISA were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; or (z) the "reorganization" (within the meaning of Section 4241 of ERISA) or "insolvency" (within the meaning of Section 4245 of ERISA) or any Multiemployer Plan. None of the Company, any subsidiary thereof or any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a "welfare plan" (as defined in Section 3(1) of ERISA) which could reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

           (y) The proceeds from the sale of Notes will be utilized by the Company as described under the section of the Offering Circular entitled "Use of Proceeds."

           2. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at an aggregate purchase price of 9 % of the principal amount thereof plus accrued interest from April 5, 2001 to the Closing Date (as hereinafter defined) (the "Purchase Price"), the respective principal amounts of
                           --------------
the Notes set forth opposite the names of the several Purchasers on Schedule 1
                                                                    ----------
hereto. The Company shall not be obligated to deliver any Notes to be delivered, except upon payment of all of the Notes to be purchased on the Closing Date as provided herein.

           The Company will deliver against payment of the Purchase Price the Notes in the form of one or more permanent global Notes in definitive form (the "Global Notes") deposited with the Trustee as custodian for The Depository Trust
 ------------
Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC.
          ---
Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Circular. Payment of the Purchase Price for the Notes shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company, at the office of Latham & Watkins, 885 Third Avenue, New York, New York 10022 at 9:30 A.M., (New York time), on April 5, 2001 or at such other place or time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against
                                                      ------------
delivery to the Trustee, as custodian for DTC, of the Global Notes representing all of the Notes. The Global Notes will be made available for inspection at the above office of Latham & Watkins at least 24 hours prior to the Closing Date.

          Notwithstanding the foregoing, any Notes sold to Institutional Accredited Investors (as hereinafter defined) pursuant to Section 3(c) shall be
                                                          ------------
issued in definitive, fully registered form and shall bear the legend relating thereto set forth under the caption

"Transfer Restrictions" in the Offering Circular, but shall be paid for in the same manner as any Notes to be purchased by the Purchasers hereunder and to be offered and sold by it in reliance on Rule 144A under the Securities Act.

           3.    Representations by Purchasers; Resale by Purchasers.

           (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

           (b) Each Purchaser severally acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes, as part of its distribution at any time only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A") or to a limited number of Institutional Accredited Investors (as defined below) in accordance with subsection (c). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

           (c) Each Purchaser severally agrees that it may offer and sell Notes in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by such Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act (each, an "Institutional Accredited
                                                      ------------------------
     Investor"); provided that each such Institutional Accredited Investor
     --------
     executes and delivers to such Purchaser or its representative and the Company, prior to the consummation of any sale of Notes to such Institutional Accredited Investor, a Purchaser's Letter in substantially the form included in the Offering Circular (a "Purchaser's Letter").
                                                    ------------------

           (d) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for any such arrangements with the other Purchaser or affiliate thereof or with the prior written consent of the Company.

           (e) Each Purchaser severally agrees that it and each of its affiliates has not offered and sold the Notes and will not offer or sell the Notes in the United

     States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

           (f) Each Purchaser severally represents and agrees that: (i) it has not offered or sold and prior to the date six months after the date of issue of the Notes will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in
     Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

           4. Certain Agreements of the Company. The Company agrees with the Purchasers that:

           (a) The Company will advise the Purchasers promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplementation without the Purchasers' consent. If, at any time prior to the completion of the resale of the Notes by the Purchasers, any event occurs as a result of which, in the reasonable judgment of the Company, the Purchasers or counsel to the Purchasers, the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Circular to comply with any applicable law, the Company promptly will notify the Purchasers of such event and promptly will prepare, at the Company's own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchasers' consent to, nor their delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.
                                        ---------

           (b) The Company will furnish to the Purchasers copies of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Purchasers reasonably request, and the Company will furnish to the Purchasers on the date hereof two copies of the Offering Circular certified as being true, complete and correct by a duly authorized officer of the Company, together with certified copies of the independent accountants' consents with respect to the incorporation by reference of their reports therein. At any time when the Company is not subject to
     Section 13 or 15(d) of the Exchange Act, and for so long as the sale of the Notes is reliant upon the exception afforded by Rule 144A, the Company will promptly furnish or cause to be furnished to the Purchasers and, upon the request of holders and prospective purchasers of the Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Company will pay the expenses of printing and distributing to the Purchasers and such holders and purchasers all such documents.

           (c) The Company will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and will continue such qualifications in effect so long as required for the resale of the Notes by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation in any jurisdiction in which it is not now qualified or to file a general consent to service of process in any such jurisdiction.

           (d) During the period of three years hereafter, the Company will furnish to the Purchasers as soon as available after the end of each fiscal year, a copy of such notices and reports as it is required to deliver to the Trustee or any holder of the Notes under Section 3.4 of the Indenture,
                                                  -----------
     and the Company will furnish to each Purchaser (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders and
     (ii) from time to time, such other information concerning the Company as the Purchasers may reasonably request.

           (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to each Purchaser and any holder of Notes a copy of the restrictions on transfer applicable to the Notes.

           (f) During the period of two years after the Closing Date (or such other period as the Commission may specify for the unrestricted resale of Notes which constitute "restricted securities" under Rule 144 under the Securities Act ("Rule 144")), the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Notes that have been reacquired by any of them which constitute "restricted securities" under Rule 144.

           (g) During the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and the Company is and will not become a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

           (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the other Financing Documents, including (i) the fees and expenses of the Trustee and its counsel, and (ii) all expenses in connection with the execution, issue, authentication, packaging, initial delivery, preparation and printing of the Notes, the Indenture, the other Financing Documents, the Preliminary Offering Circular, the Offering Circular and amendments and supplements thereto and any other document relating to the issuance, offer, sale and delivery of the Notes and the Exchange Notes. The Company agrees to pay for any reasonable expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto, and for any fees charged by investment rating agencies for the rating of the Notes and the Exchange Notes. The Company agrees to reimburse the Purchasers for all reasonable travel expenses of the Purchasers and the Company's officers and employees and any other reasonable expenses of the Purchasers and the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Notes from the Purchasers. The Company agrees to pay for expenses incurred in distributing Preliminary Offering Circulars and Offering Circulars (including any amendments and supplements thereto) to the Purchasers and for the reasonable fees and expenses of counsel to the Purchasers.

           (i) In connection with the offering of the Notes, until the earlier of (x) 180 days following the Closing Date and (y) the date the Purchasers shall have notified the Company of the completion of the resale of the Notes, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Notes or attempt to induce any person to purchase any Notes; and neither the Company nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

           (j) The Company will not, until 30 days following the Closing Date, without the prior written consent of the Purchasers, pursuant to Rule 144A, Regulation S or an offering registered under the Securities Act, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes). The Company will not, at any time, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes.

           5. Conditions of the Obligations of the Purchasers. The respective obligations of the Purchasers to purchase and pay for the Notes will be subject to the accuracy as of the date hereof and as of the Closing Date of the representations and warranties made by the Company herein (except for those representations and warranties expressly stated to relate to an earlier specified date, which must be accurate as of such earlier specified date), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

           (a) The Purchasers shall have received a letter, dated no more than three business days prior to the date of this Agreement, of Arthur Andersen LLP confirming that they are independent certified public accountants with respect to the Company under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA"), and
                                                                 -----
     its interpretations and rulings, and to the effect that:

                 (i) in their opinion the financial statements examined by them and incorporated by reference into the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations thereunder

                 (ii) they have performed the procedures specified by the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements incorporated by reference into the Offering Circular;

                 (iii) on the basis of the review referred to in clause (i) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) any material modifications should be made to the unaudited financial statements incorporated by reference into the Offering Circular for them to be in conformity with generally accepted accounting principles;

                        (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or stockholder's equity, as compared with amounts shown on the latest balance sheet incorporated by reference into the Offering Circular; or

                        (C) for the period from the closing date of the latest income statement incorporated by reference into the Offering Circular to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in total operating revenues or in net income;

           except in the case of clauses (B) and (C) above, for changes, increases or decreases which the Offering Circular or documents incorporated by reference therein disclose have occurred or may occur or which are described in such letter;

                 (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Circular and the documents incorporated by reference therein (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;

                 (v) they have read the unaudited pro forma statement of capitalization included in the Offering Circular and have inquired of certain officials of the Company about the basis for their determination of the pro forma adjustments and have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma statement of capitalization; and

                 (vi) on the basis of the review referred to in clause (v) above, nothing came to their attention that caused them to believe that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the pro forma statement of capitalization.

                 (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as, in the judgment of CSFBC, is material and adverse and makes it inadvisable to proceed with completion of the offering or sale of and payment for the Notes as contemplated in the Offering Circular; (ii) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, which, in the judgment of a majority in interest of the Purchasers including CSFBC, materially impairs the investment quality of the Notes or is material and adverse and makes it inadvisable to proceed with completion of the offering or sale of and payment for the Notes as contemplated in the Offering Circular; (iii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of the Company or Edison International, Inc. ("EIX") on any exchange or in the over the
                                     ---
     counter market; (v) the occurrence of any voluntary or involuntary bankruptcy or similar proceeding, filing or similar process by or against Southern California Edison Company or EIX, (vi) any banking moratorium declared by U.S. Federal or New York State authorities; or (vii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress of the United States or any other change in financial markets or substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, change, calamity or emergency makes it inadvisable to proceed with completion of the offering or sale of and payment for the Notes as contemplated in the Offering Circular.

           (c) The Company shall have furnished to the Purchasers a certificate, dated as of the Closing Date, of its Chief Executive Officer or Chief Financial Officer and a Vice President stating that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement (except representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), (ii) the Company has complied with all its agreements and has satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date contained herein and (iii) subsequent to the respective dates of the most recent financial statements incorporated by reference in the Offering Circular, there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect, except as described in or contemplated by the Offering Circular.

     (d) The Purchasers shall have received a letter, dated the Closing Date, of Arthur Andersen LLP that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

     (e) The Purchasers shall have received (i) an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in form and substance reasonably satisfactory to the Purchasers, regarding the likelihood that the assets and liabilities of the Company would be consolidated with those of EIX if EIX were to be subject to bankruptcy proceedings and (ii) an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in form and substance reasonably satisfactory to the Purchasers, to the following effect:

           (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California and has the corporate power and authority to execute, deliver and perform its obligations under each of the Operative Documents, as defined in the opinion, and to carry on its business and to own, lease and operate its properties as described in the Offering Circular.

           (ii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

           (iii) The issuance and sale of the Notes and the Exchange Notes have been duly authorized by the Company, and when the Notes are duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers as contemplated by the Purchase Agreement, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

           (iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

           (v) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws or the public policies underlying such laws.

           (vi) The issuance and sale of the Notes by the Company, the execution and delivery of each of the Purchase Agreement, the Indenture and the Registration Rights Agreement by the Company, the compliance by the Company with the terms thereof and the consummation by the Company of the transactions contemplated thereby will not (i) require any consent, approval, authorization, or other order of, or qualification with, any Governmental Authorities, (ii) conflict with the corporate charter or the by-laws, (iii) constitute a violation of or default under the terms of any Applicable Contract, as defined in the opinion, (except that such counsel will not express any opinion as to any covenant, restriction or provision of any such agreement or instrument with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company) or (iv) violate or conflict with, or result in any contravention of, any Applicable Law, as defined in the opinion, or any Applicable Order, as defined in the opinion. Such counsel will note that, for the purposes of clause (i) of this paragraph (vi), such counsel will not express any opinion with respect to the United States federal securities laws, which are addressed in paragraph (vii) below, or as to any state or foreign securities or Blue Sky laws or any opinion as to any registrations, qualifications, filings and others required in connection with the registration obligations of the Company under the Registration Rights Agreement.

           (vii) Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement and of the Purchasers' representations and warranties set forth in Section 3 of the Purchase Agreement, (ii) the due performance by the Company of the agreements set forth in Section 4 of the Purchase Agreement, (iii) the Purchasers' compliance with the offering and transfer procedures and restrictions described in the Offering Circular, (iv) the accuracy of the representations and agreements made in accordance with the Purchase Agreement and the Offering Circular by purchasers to whom the Purchasers initially resell the Notes and (v) that purchasers to whom the Purchasers initially resell the Notes receive a copy of the Offering

     Circular prior to such sale, the offer, sale and delivery of the Notes to the Purchasers, and purchase of the Notes by the Purchasers, in the manner contemplated by the Purchase Agreement and the Offering Circular, and the initial resale of the Notes by the Purchasers in the manner contemplated in the Offering Circular and the Purchase Agreement, do not require registration under the Securities Act, and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that such counsel will not express any opinion as to any subsequent resale of any Note.

           (viii) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Circular will not be, subject to registration or regulation as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

           (ix) The Notes and the Indenture conform, in all material respects, to the descriptions thereof contained in the Offering Circular.

           (x) Neither the Company nor any of its subsidiaries is or will, solely as a result of their participation in the transactions contemplated by the Operative Documents or their ownership, use or operation of the projects described in the Offering Circular under the heading "Our Operating Projects," be subject to (i) regulation under PUHCA as a "public utility company," a "holding company," or a "subsidiary" or an "affiliate" of a holding company, except that each of the Company and its subsidiaries is a "subsidiary" and an "affiliate" under PUHCA of Edison International, a California corporation, which is a "holding company" that is exempt from all regulation under PUHCA (except Section 9(a)(2) thereof) pursuant to
     Section 3(a) thereof, or (ii) regulation under the FPA, except (A) for such rules or regulations applicable to EWGs under Section 32 of PUHCA and QFs under PURPA and (B) each of the EWG and power marketer subsidiaries of the Company is a "public utility," as such term is defined under the FPA, but each such subsidiary has been granted authority under Section 205 of the FPA to sell electric energy, capacity and ancillary services; or (iii) state laws and regulations in respect of the rates or the financial or organizational regulation of utilities except that certain subsidiaries of the Company are subject to state laws applicable to Retail Service Providers, EWGs, "foreign utility companies" under Section 33 of PUHCA, or QFs, and to the extent that any subsidiary of the Company is a Retail Service Provider, that subsidiary has been granted all requisite authority under applicable state laws and regulations to make sales of electric energy and other energy-related services as a Retail Service Provider. In addition, none of the Purchasers will, solely as a result of purchasing and/or reselling the Notes pursuant to this Agreement, be a "public utility company," an "electric utility company," a "gas utility company," a "holding company," a "subsidiary" or an "affiliate" under

     PUHCA, or otherwise subject to regulation under PUHCA, the FPA, PURPA, or rate, financial or organizational regulation under any state law or regulation.

           (xi) In addition, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, the Purchasers and representatives of the Purchasers' counsel, at which the contents of the Offering Circular (which, for purposes of the opinion, will include certain information specifically incorporated by reference therein) and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention which have led such counsel to believe that the Offering Circular, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel does not express any opinion or belief with respect to the financial statements, schedules and other financial or statistical data included therein or excluded therefrom.

     (f) The Purchasers shall have received an opinion, dated the Closing Date, of Steven D. Eisenberg, Vice President and Associate General Counsel of the Company, in form and substance reasonably satisfactory to the Purchasers, to the following effect:

           (i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

           (ii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries or to which any of their respective Material Assets is subject, that are not disclosed in the Offering Circular and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance of the Notes or the consummation of the other transactions contemplated by the Operative Documents.

           (iii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

           (iv) The issuance and sale of the Notes and the Exchange Notes have been duly authorized by the Company, and the Notes, when duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers as contemplated by the

     Purchase Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

           (v) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

           (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws or the public policies underlying such laws.

           (vii) The issuance and sale of the Notes by the Company, the execution and delivery of each of the Purchase Agreement the Indenture and the Registration Rights Agreement by the Company, the compliance by the Company with the terms thereof and the consummation by the Company of the transactions contemplated thereby will not (i) except as completed on or prior to the Closing Date require any consent, approval, authorization, or other order of, or qualification with, any court, regulatory body, administrative agency, or governmental body of any state or the United States of America having jurisdiction over the Company (other than any registrations, qualifications, filings and orders required in connection with the registration obligations of the Company under the Registration Rights Agreement), (ii) conflict with the Articles of Incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries, (iii) to the best of such counsel's knowledge, constitute a violation of or default under the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, in each case which is material to the Company and its subsidiaries, taken as a whole, to which the Company or its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except that such counsel does not express any opinion as to any covenant, restriction or provision of any such agreement or instrument with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries) or (iv) violate or conflict with, or result in any contravention of, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their Material Assets. Such counsel will note that, for the purposes of clause (i) of this paragraph (vii), such counsel does not express any opinion with respect to the United States federal securities laws or any state or foreign securities or Blue Sky laws.

           (viii) Except as disclosed in the Offering Circular, the Company and its subsidiaries (a) have obtained each Governmental Approval which is material to the ownership of their respective properties or to the conduct of their businesses as described in the Offering Circular and (b) are in compliance with all terms and conditions of such Governmental Approvals, except (x) in either case, where the failure to do so is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (y) for Governmental Approvals that may be required for future activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course, and (z) for Governmental Approvals for activities that are not yet required which have not yet been obtained but which have been or will be applied for in the ordinary course and which are anticipated to be obtained in the ordinary course.

     (g) The Purchasers shall have received an opinion, dated the Closing Date, from Stadtmauer Bailkin, LLP, counsel to the Trustee, in respect of the enforceability of the Financing Documents to which the Trustee is a party and the authentication of the Notes by the Trustee, which opinion shall be satisfactory in all respects to the Purchasers and their counsel.

     (h) The Purchasers shall have received from Latham & Watkins, special counsel for the Purchasers, such opinion or opinions as the Purchasers reasonably request, dated the Closing Date, with respect to the Offering Circular and certain other matters, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

     (i) The Company and CSFBC shall have entered into the Registration Rights Agreement and the Purchasers shall have received counterparts, conformed as executed, thereof and each other document entered into by the Company in connection with the transactions contemplated by this Agreement.

     (j) There shall exist at and as of the Closing Date no conditions that would constitute an Event of Default (or an event that with notice or the lapse of time, or both, would constitute an Event of Default) under the Indenture.

     (k)   (i)(A) Moody's Investors Services, Inc. ("Moody's") shall have
                                                     -------
delivered to the Company and the Purchasers a final rating letter, setting forth a rating of Baa3 or better with respect to the Notes, and (B) Standard & Poor's Ratings Services ("S&P") shall have delivered to the Company and the Purchasers
                   ---
a final rating letter, setting forth a rating of BBB- or better with respect to the Notes, (ii) each of Moody's and S&P shall have delivered to the Company a letter confirming the ratings with respect to the other debt securities of the Company after giving effect to the transactions contemplated in this Agreement and (iii) neither of Moody's nor S&P shall have announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any other debt securities of the Company.

     (l) The Notes shall have been accepted for settlement through the facilities of DTC, the Euroclear System or Clearstream Banking S.A., as applicable, for "book-entry" transfer of the Notes.

     (m) The Company shall have furnished to the Purchasers (i) a copy of the resolutions of its Board of Directors or committees thereof, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date, duly authorizing the execution, delivery and performance of this Agreement and any other documents executed by or on behalf of it in connection with this Agreement, (ii) certified copies of its organizational documents and, (iii) if applicable, incumbency certificates or certified copies of powers-of-attorney, if any, pursuant to which officers of such entity shall execute this Agreement and any other documents executed by or on behalf of it in connection with this Agreement.

     (n) The Purchasers shall have received, in form and substance satisfactory to the Purchasers, copies of such opinions, certificates, letters and documents as the Purchasers reasonably request.

     6.    Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless each Purchaser, its directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto or any of the information incorporated by reference therein, or any related Preliminary Offering Circular or any of the information incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 4(a) of this Agreement, and will reimburse each
                  ------------
Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided further that, with respect to any untrue statement or omission in the Preliminary Offering Circular, this indemnity agreement shall not inure to the benefit of a Purchaser on account of any loss, claim, damage, liability or action arising from the sale of any Notes to any person by such Purchaser to the extent such sale was an initial resale by such Purchaser, if such Purchaser failed to send or give a copy of the Offering Circular, as the same may be amended or supplemented, to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Preliminary Offering Circular was corrected in the Offering Circular and the Offering Circular was made available to such Purchaser prior to the sale of the Notes.

     (b) Each Purchaser will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering
Circular: the third paragraph, the second sentence of the fourth paragraph, the sixth paragraph, the second sentence of the eighth paragraph, the ninth paragraph, the tenth paragraph and the last paragraph under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 4(a) of this
                                                   ------------
Agreement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 6 (i)
                                                                   -------------
if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) if, in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party, or (iii) if the indemnifying party shall have failed to appoint acceptable counsel within a reasonable period of time. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and are not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     7. Default of Purchasers. If any Purchaser or Purchasers default in its or their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Notes, CSFBC may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes and arrangements satisfactory to CSFBC and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 8.
                                                                      ---------
As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 7
                                                                       ---------
or if for any reason (including the failure by the Company to satisfy any condition pursuant to Section 5 hereof), the purchase of the Notes by the
                      ---------
Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective
                                                    ---------
obligations of the Company and the Purchasers pursuant to Section 6 shall remain
                                                          ---------
in effect. If the purchase of the Notes by the Purchasers is not consummated for any reason, other than solely as a result of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iv),
(vi) or (vii) of Section 5(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including reasonable fees and disbursements of one separate counsel) reasonably incurred by them in connection with the offering of the Notes.

     9. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group with a copy to Westdeutsche Landesbank Girozentrale (Dusseldorf) c/o Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, N.Y. 10036, Attention: Global Structured Finance/Energy Group or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 18101 Von Karman Avenue, Suite 1700, Irvine, California 92612 (Fax: (949) 752-5624),
Attention: Chief Financial Officer.

     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any
                                   ---------
right or obligation hereunder, except that holders of Notes shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 4(b) hereof against the Company as if such holders were
             ------------
parties thereto.

     11. Representation of Purchasers. CSFBC will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all the Purchasers.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

          THE COMPANY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.


                                       Very truly yours,


                                       EDISON MISSION ENERGY



                                       By: /s/ G. Gary Garcia
                                           ------------------
                                           Name: G. Gary Garcia
                                           Title: Treasurer

The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION,
  acting on behalf of itself and
  as the representative of the
  several Purchasers


By:  /s/ Jennifer L. Powers
     ----------------------
     Name: Jennifer L. Powers
     Title: Managing Director

                                  Schedule 1
                                  ----------


Purchaser                                  Principal Amount of Notes
---------                                  -------------------------
Credit Suisse First Boston Corporation     $540,000,000

Westdeutsche Landesbank Girozentrale         60,000,000
 (Dusseldorf)

   Total                                   $600,000,000